EXHIBIT 3.9

                            ARTICLES OF INCORPORATION

         Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.


ARTICLE ONE:       The name of the corporation is RUSSELL-STANLEY MIDWEST, INC.


ARTICLE TWO:       The name and address of the initial registered agent and its registered office are:

                   C T CORPORATION SYSTEM
                   c/o C T CORPORATION SYSTEM,
                   208 S. La Salle Street
                   Chicago 60604 Cook County

ARTICLE THREE:     The purpose or purposes for which the corporation is
                   organized are: The transaction of any or all lawful businesses for which corporations may be incorporated under the Illinois business corporation act.

ARTICLE FOUR:     Paragraph 1:  The authorized shares shall be:


                                Par Value                     Number of Shares
           Class                per share                        authorized
           -----                ---------                        ----------
           Common              no par value                         1000


                   Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are: none

ARTICLE FIVE:      The number of shares to be issued initially, and the
                   consideration to be received by the corporation therefor, are:

                                      Number of Shares      Consideration
                         Par Value     proposed to be       to be received
           Class         per share        issued               therefor
           -----         ---------      ----------          ---------------
           Common       no par value       1000                 $1,000


                                                   TOTAL  $ 1,000

                      NAMES AND ADDRESSES OF INCORPORATORS

             The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Article of Incorporation are true.

Dated  June 24, 1985

Signatures and Names                    Post Office Address
1. /s/ Ellen S. Estes                   1.1633 Broadway
ELLEN S. ESTES                          New York, New York  10019
2./s/ Bonnie L. Campbell                2.1633 Broadway
BONNIE L. CAMPBELL                      New York, New York  10019
3./s/ Todd A. Rudner                    3.1633 Broadway
TODD A. RUDNER                          New York, New York  10019

(SIGNATURES MUST BE IN INK ON ORIGINAL DOCUMENT. CARBON COPY, XEROX OR RUBBER STAMP SIGNATURES MAY ONLY BE USED ON CONFORMED COPIES)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice President and verified by him, and attested by its Secretary or an Assistant Secretary.

                              ARTICLES OF AMENDMENT

1.   CORPORATE NAME:  Russell-Stanley Midwest, Inc.

2.   MANNER OF ADOPTION OF AMENDMENT:

     The following amendment of the Articles of incorporation was adopted on October 22, 1998 in the manner indicated below. ("X" one box only)

         [ ] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;

         [ ]  By a majority of the board of directors, in accordance with
              Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

         [ ]  By a majority of the board of directors, in accordance with
              Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

         [ ] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

         [ ] By the shareholders, in accordance with Section 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

        [x] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

3.   TEXT OF AMENDMENT

     a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

                  Article I:  The name of the corporation is:

                              Russell-Stanley, Inc.

                             (NEW NAME) Nov 09 1998
                 All changes other than name, include on page 2
(ILL. - 583 - 9/14/95)             (over)                    SECRETARY OF STATE

                                Text of Amendment

b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or affected by this amendment, is as follows:
      (If not applicable, insert "No change")

      No change.

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-In Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No change")

     No change.

     (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert No "Change")

     No change.

                                   Before Amendment     After Amendment
          Paid-in Capital          $______________      $___________


6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated  October 22, 1998      Russell-Stanley Midwest, Inc.
                             (Exact Name of Corporation at date of execution)

attested by /s/ RONALD M. LITCHKOWSKI              by  /s/ DANIEL W. MILLER
               Ronald M. Litchkowski, Secretary            Daniel W. Miller,
                                                       Executive Vice President